363

Exhibit 15

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form F-3 No. 333-178225) pertaining to Aegon USA Producer Stock Option and Award Plan,
2)	Registration Statement (Form F-3 No. 333-178224) pertaining to Aegon USA Producers’ Stock Purchase Plan,
3)	Registration Statement (Form F-3 No. 333-174878) pertaining to Aegon Funding Company LLC,
4)	Registration Statement (Form S-8 No. 333-132841) pertaining to Aegon USA Companies Employee Stock Option Plan – 2006,
5)	Registration Statement (Form S-8 No. 333-138210) pertaining to Aegon USA Companies Management Stock Option Plan – 2006,
6)	Registration Statement (Form S-8 No. 333-144174) pertaining to Aegon USA Companies Employee Stock Option Plan – 2007,
7)	Registration Statement (Form S-8 No. 333-144175) pertaining to Aegon USA Companies Management Stock Option Plan – 2007,
8)	Registration Statement (Form S-8 No. 333-151984) pertaining to Aegon USA Companies Employee Stock Option Plan – 2008,
9)	Registration Statement (Form S-8 No. 333-151983) pertaining to Aegon USA Companies Management Stock Option Plan – 2008,
10)	Registration Statement (Form S-8 No. 333-150774) pertaining to Aegon USA, Inc. Profit Sharing Plan, and
11)	Registration Statement (Form S-8 No. 333-157843) pertaining to Aegon USA, LLC Profit Sharing Plan.
12)	Registration Statement (Form S-8 No. 333-183176) pertaining to Aegon N.V. LTIC Plan for Executive Board, Management Board, Senior Management and Other Managers – 2010, Aegon Group Identified Staff Variable Compensation Plan – 2011 and Aegon Group Long-Term Variable Compensation Plan for Other Staff – 2011.

of our report dated March 19, 2014 (except Note 2, as to which the date is April 15, 2014), with respect to the consolidated financial statements and schedules of Aegon N.V. and our report dated March 19, 2014 with respect to the effectiveness of internal control over financial reporting of Aegon N.V. included in this Supplemental Annual Report for the year ended December 31, 2013.

/s/ Ernst & Young Accountants LLP

The Hague, The Netherlands, April 15, 2014